UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2012

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On April 17, 2012, the Company entered into a Second Amendment to Offer Letter (the "Second Amendment") with Nick Lazzaro, our Senior Vice President of Product Development and Information Technology & Managing Director, Mobile Services.  In approving the changes to the Company's compensation arrangements with Mr. Lazzaro, the Company's Compensation Committee considered his increased responsibilities for our mobile business beginning in April 2012, his responsibility for the execution of our mobile initiatives including our Vonage Mobile iPhone and Android applications, and his continuing oversight of product development and information technology.  The Second Amendment provides for (i) an increase in the annual base salary to $395,000 from $370,000 and (ii) a one-time cash incentive award of $150,000 subject to a clawback provision providing for repayment of the cash incentive award in the event of certain terminations of Mr. Lazzaro's employment.  In conjunction with the execution of the Second Amendment, the Compensation Committee approved a grant to Mr. Lazzaro of restricted stock units for the Company's Common Stock, $0.001 par value with an aggregate grant date fair value of $150,000, vesting in equal annual installments over a two-year period commencing on the first anniversary of the May 1, 2012 date of grant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:April 18, 2012	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer